Exhibit (d)(6)(D)

AMENDMENT TO FOUNDATION PATENT LICENSE AGREEMENT

THIS AMENDMENT TO FOUNDATION PATENT LICENSE AGREEMENT (“Amendment”) is entered into effective as of November 13, 2002 (the “Effective Date”), by and between InterTrust Technologies Corporation, a Delaware corporation (“InterTrust”), and Koninklijke Philips Electronics N.V., a corporation of the Netherlands (“PHILIPS”) (each a “Party” and collectively, the “Parties”).

BACKGROUND

The Parties have previously entered into a FOUNDATION PATENT LICENSE AGREEMENT effective as of November 13, 2002 (“Agreement”).

By this Amendment, the Parties desire to expand the rights granted to PHILIPS and its Affiliates (“KPENV”) by the Agreement, in particular for InterTrust to grant to KPENV a royalty free, fully paid-up, nonexclusive license in all fields under the Licensed Patents for KPENV products and services in accordance with the terms of this Amendment.

In light of KPENV’s world-wide preeminence and potential to be a market-maker for the relevant technology, which will be of value to InterTrust in future licensing, InterTrust is willing to grant and grants this paid-up license at a discounted amount.

AMENDMENT

1.    Definitions.    Unless expressly defined herein, all capitalized terms used in this Amendment shall have the meanings defined in the Agreement. Should there be an inconsistency between this Amendment and the Agreement, the definitions set-forth in this Amendment shall prevail.

(a) “Licensed Products And Services” means (i) any and all processes, activities, software, programs, machines, articles of manufacture, compositions of matter and any other products or services marketed under KPENV Trademarks, (ii) any finished self-contained consumer electronic hardware appliance (such as TVs, set-top boxes, and portable CD players) that are made by KPENV and distributed to a third party for distribution by such third party under such third party’s trademark, provided that such devices are substantially the same as an equivalent appliance distributed by KPENV under a KPENV Trademark (such as a finished DRM-enabled portable disc player made by KPENV and distributed to Sharp Corporation for sale by Sharp under a Sharp brand with only changes in outside appearance and branding, provided that KPENV also distributes a substantially similar disc player under a KPENV Trademark); and (iii) Licensed Products And Services also includes (and not by way of limitation), KPENV

CONFIDENTIAL

Products, KPENV Trust Services, KPENV DRM Commercial Services, KPENV Third-Party DRM Commercial Services and KPENV Customer DRM Commercial Services.

(b)    “Licensed Patents” means all valid, enforceable and unexpired patents and patent applications throughout the world under which patents or applications therefor InterTrust at any time owns, or possesses the right to grant the licenses to KPENV within the scope granted herein subject to the following. With respect to any patents owned by any third party (that were not previously owned by InterTrust) for which InterTrust has a license and the right to sublicense subject to the payment of a fee or royalty to such third party, Licensed Patents will include such third party patents provided that KPENV agrees to pay such license fees or royalties, and abide by relevant terms, as required to obtain such rights, after InterTrust has provided notice to KPENV of such option. For licenses entered into by InterTrust after the execution of this Amendment where the patents licensed to InterTrust relate to the same general subject matter as any of the Licensed Patents, InterTrust will use commercially reasonable efforts to obtain sublicensing rights for KPENV from such third party patent licensors; provided that KPENV agrees to pay such license fees or royalties, and abide by relevant terms, as required to obtain such sublicense, after InterTrust has provided notice to KPENV of such option. KPENV acknowledges and agrees that there will be no liability in the event that InterTrust is unsuccessful after using such commercially reasonable efforts to obtain sublicensing rights for KPENV. The term Licensed Patent shall also include any continuations, continuations-in-part, divisionals, reexaminations or reissues of any of the aforesaid patents or patent applications. Exhibit A sets forth a list of InterTrust existing published patent applications and issued patents, and upon KPENV’s written request from time to time InterTrust will provide an updated list to KPENV.

2.    Patent License and Release

(a)    Subject to the terms and conditions of this Amendment and of the Agreement pursuant to Section 4 below, InterTrust hereby grants to KPENV a royalty free, paid-up, nonexclusive, nontransferable, and worldwide license under the Licensed Patents, in all fields, to make, have made, use, sell, offer for sale, lease, import, transfer, operate, distribute, otherwise dispose of and otherwise provide or have provided any and all Licensed Products And Services.

(b)    Past Acts.    InterTrust hereby releases KPENV from any and all claims of infringement of any Licensed Patents with respect to any Licensed Products And Services, in any field, made, used, sold, offered for sale, leased, imported or otherwise transferred before the Effective Date of this Amendment to the extent licensed. InterTrust further releases KPENV’s customers, distributors and end-users in connection with Licensed Products And Services provided by KPENV prior to the Effective Date of this Amendment.

(c)    Anti-circumvention.    Each Party agrees that KPENV is not licensed to distribute a product or technology component that: (i) is made available to third parties through any community source program or similar public domain initiatives; or (ii) can provide DRM

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CONFIDENTIAL

functionality to a plurality of third-party applications running in an operating system environment, provided that the restriction set forth in this paragraph (ii) shall not apply to the Consumer Media Field. For avoidance of doubt, a KPENV-branded turnkey dedicated medical system that supports multiple networked medical devices with DRM functionality is not covered by the restriction set forth in Section 2(c)(ii).

3.    License Fee and Payment Terms:    KPENV shall pay to InterTrust a non-refundable payment of one million U.S. dollars (US$1,000,000) within thirty (30) days of execution of this Amendment.

4.    Survival of Agreement Terms:    Other than as may be modified herein, all terms of the Agreement and any rights granted therein shall survive this Amendment, except for the following terms of the Agreement that shall be deemed void: Sections 2(c), 2(d), 2(e), 3(b), 3(c), 3(d), 3(e), 3(f), 3(h), and 3(l). Except as set forth in Section 5, in the event of any inconsistencies between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.

5.    InterTrust Termination Election.    Nine (9) months following the Effective Date, and for six (6) months thereafter (hereinafter the “Termination Period”), and provided that InterTrust, or any successor, assign, direct or indirect parent or subsidiary, or any of their respective affiliates (defined as either: (i) any entity that acquires twenty percent or more of the outstanding equity of InterTrust from a transaction entered into by InterTrust with the approval of the InterTrust board of directors; or (ii) one or more entities working in cooperation through a joint venture, contractual or otherwise collectively acquires more than fifty percent of the outstanding equity of InterTrust), is not: (a) marketing commercial products or services other than DRM reference designs or technology; or (b) licensing patents other than DRM patents, InterTrust may elect to terminate this Amendment by providing KPENV with written notice thereof and paying to KPENV a payment of one million U.S. dollars (US$1,000,000). Upon termination of this Amendment, the licenses hereunder terminate and any rights surrendered by KPENV hereunder shall be immediately and automatically restored, with no further action or notice of the Parties or any other party being required, as of the date of such termination, and the Agreement shall continue in accordance with its terms as it existed prior to the Amendment; except that the products set forth solely in Section 1(a)(ii) of this Amendment shall be included in KPENV Products under the Agreement and thereby licensed in accordance with the terms of Section 2(a) of the Agreement. For the avoidance of doubt, it is acknowledged that, as of the Effective Date, InterTrust is not marketing commercial products and services other than DRM reference designs and

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CONFIDENTIAL

technology, and that InterTrust’s patent portfolio (including patent applications) are DRM patents.

The parties have caused this Amendment to be duly executed as of the date first written above.

KPENV		INTERTRUST TECHNOLOGIES CORPORATION

By:	/s/ RUUD PETERS	By:	/s/ DAVID LOCKWOOD
Name:	Ruud Peters	Name:	David Lockwood
Title:	Executive Vice President	Title:	Chief Executive Officer

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EXHIBIT A

InterTrust Patents and Published Applications

Issued U.S. Patents

Patent No. 4,827,508, Database Usage Metering and Protection System and Method, issued 5/2/89, priority date 10/14/86.

Patent No. 4,977,594, Database Usage Metering and Protection System and Method, issued 12/11/90, priority date 10/14/86.

Patent No. 5,050,213, Database Usage Metering and Protection System and Method, issued 9/17/91, priority date 10/14/86.

Patent No. 5,410,598, Database Usage Metering and Protection System and Method, issued 4/25/95, priority date 10/14/86.

Patent No. 5,892,900, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 4/6/99, priority date 2/13/95.

Patent No. 5,910,987, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 6/8/99, priority date 2/13/95.

Patent No. 5,915,019, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 6/22/99, priority date 2/13/95.

Patent No. 5,917,912, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, 6/29/99, priority date 2/13/95.

Patent No. 5,920,861, Techniques for Defining Using and Manipulating Rights Management Data Structures, issued 7/06/99, priority date 2/25/97.

Patent No. 5,943,422, Steganographic Techniques for Securely Delivering Electronic Digital Rights Management Control Information Over Insecure Communication Channels, issued 8/24/99, priority date 8/12/96.

Patent No. 5,949,876, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 9/7/99, priority date 2/13/95.

Patent No. 5,982,891, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 11/9/99, priority date 2/13/95.

Patent No. 5,940,504, Licensing Management System and Method in which Datagrams Including an Address of a Licensee and Indicative of Use of a Licensed Product are Sent from the Licensee’s Site, issued 8/17/99, priority date 7/1/91.

Patent No. 5,999,949, Text File Compression System Utilizing Word Terminators, issued 12/07/99, priority date 3/14/97.

Patent No. 6,112,181, Systems and Methods for Matching, Selecting, Narrowcasting, and/or Classifying Based on Rights Management and/or Other Information, issued 8/29/00, priority date 11/6/97.

Patent No. 6,138,119, Techniques for Defining Using and Manipulating Rights Management Data Structures, issued 10/24/00, priority date 2/25/97.

Patent No. 6,157,721, Systems and Methods Using Cryptography to Protect Secure Computing Environments, issued 12/5/00, priority date 8/12/96.

Patent No. 6,185,683, Trusted and Secure Techniques, Systems and Methods for Item Delivery and Execution, issued 2/6/01, priority date 2/13/95.

Patent No. 6,237,786, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 5/29/01, priority date 2/13/95.

Patent No. 6,240,185, Steganographic Techniques for Securely Delivering Electronic Digital Rights Management Control Information Over Insecure Communication Channels, issued 5/29/01, priority date 8/12/96.

Patent No. 6,253,193, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 6/26/01, priority date 2/13/95.

Patent No. 6,292,569, Systems and Methods Using Cryptography to Protect Secure Computing Environments, issued 9/18/01, priority date 8/12/96.

Patent No. 6,363,488, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 3/26/02, priority date 2/13/95.

Patent No. 6,389,402, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 5/14/02, priority date 2/13/95.

Patent No. 6,427,140, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, issued 7/30/02, priority date 2/13/95.

Patent No. 6,449,367, Steganographic Techniques for Securely Delivering Electronic Digital Rights Management Control Information Over Insecure Communication Channels, issued 9/10/02, priority date 8/12/96.

Published U.S. Patent Applications

Application No. 20010026618 A1, Steganographic Techniques for Securely Delivering Electronic Digital Rights Management Control Information Over Insecure Communication Channels, published 10/4/01, priority date 8/12/96.

Application No. 20010042043 A1, Cryptographic Methods, Apparatus and Systems for Storage Media Electronic Rights Management in Closed and Connected Appliances, published 11/05/01, priority date 2/13/95.

Application No. 20020023214 A1, Systems and Methods Using Cryptography to Protect Secure Computing Environments, published 2/21/02, priority date 8/12/96.

Application No. 20020048369 A1, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, published 4/25/02, priority date 2/13/95.

Application No. 20020087859 A1, Trust Management Systems and Methods, published 7/4/02, priority date 5/19/00.

Application No. 20020112171 A1, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, published 8/15/02, priority date 2/13/95.

Application No. 20020152173 A1, System and Methods for Managing the Distribution of Electronic Content, published 10/17/02, priority date 4/5/01.

Issued International Patents

European Patent Office, EP 0 329 681, Database Usage Metering and Protection System and Method, counterpart to U.S. Patent No. 4,827,508.

Austrian Patent Office, AT 133305, Database Usage Metering and Protection System and Method, counterpart to U.S. Patent No. 4,827,508.

German Patent Office, DE 3751678, Database Usage Metering and Protection System and Method, counterpart to U.S. Patent No. 4,827,508.

Australian Patent Office, AU 711733, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, counterpart to U.S. Patent No. 5,982,891.

Australian Patent Office, AU 728776, Techniques for Defining Using and Manipulating Rights Management Data Structures, counterpart to U.S. Patent No. 5,920,861.

Australian Patent Office, AU 739300, Steganographic Techniques for Securely Delivering Electronic Digital Rights Management Control Information Over Insecure Communication Channels, counterpart to U.S. Patent No. 5,943,422.

Australian Patent Office, AU 739693, Trusted and Secure Techniques for Item Delivery and Execution, counterpart to U.S. Patent No. 6,185,683.

Canadian Patent No. 2,265,473, Systems and Methods for Secure Transaction Management and Electronic Rights Protection, counterpart to U.S. Patent No. 5,892,900.

Published International Patent Applications

WO 96/27155, Systems and Methods for Secure Transaction Management and Electronic Rights Protection.

(a)    Japan—JP 10-512074 A

(b)    Europe—EP 861461 A2

(c)    China—CN 1183841 A

(d)    Canada—App. No. 2,212,574

WO 97/43761, Cryptographic Methods, Apparatus and Systems for Storage Media Electronic Rights Management in Closed and Connected Appliances.

(a)    Japan—JP 2001501763 A

(b)    Europe—EP 898777 A2

(c)    China—CN 1225739 A

WO 98/09209, Systems and Methods for Secure Transaction Management and Electronic Rights Protection.

(a)    Europe—EP 922248 A1

(b)    Canada—App. No. 2,373,508

(c)    Canada—App. No. 2,373,542

0WO 98/10381, Trusted Infrastructure Support Systems, Methods and Techniques for Secure Electronic Commerce, Electronic Transactions, Commerce Process Control and Automation, Distributed Computing, and Rights Management.

(a)    Japan — JP 2000516743 A

(b)    Europe — EP 974129 A1

(c)    China — CN 1234892 A

(d)    Canada — App. No. 2,264,819

WO 98/37481, Techniques for Defining Using and Manipulating Rights Management Data Structures.

(a)    Japan — JP 2001515617 A

(b)    Europe — EP 1004068 A1

(c)    China — CN 1249041 A

(d)    Canada — App. No. 2,282,602

WO 99/01815, Obfuscation Techniques for Enhancing Software Security.

(a)    Japan — JP 11-508660

(b)    China — CN 1260055 A

(c)    Canada — App. No. 2,293,650

WO 99/24928, Systems and Methods for Matching, Selecting, Narrowcasting, and/or Classifying Based on Rights Management and/or Other Information.

(a)    Japan — JP 2001523026 A

(b)    Europe — EP 1027674 A2

(c)    China — CN 1285067 A

(d)    Canada — App. No. 2,308,218

WO 99/48296, Methods and Apparatus for Continuous Control and Protection of Media Content.

(a)    Japan — JP 2002507868 A

(b)    Europe — EP 1062812 A1

(c)    China — CN 1301459 A

(d)    Canada — App. No. 2,323,781

WO 01/09702, Methods and Systems for Transaction Record Delivery Using Thresholds and Multi-Stage Protocol.

(a)    Europe — EP 1204913 A1

WO 01/22320, Systems and Methods for Pricing and Selling Digital Goods.

(a)    Europe — Number Not Yet Assigned

AU-A-36815/97, Systems and Methods Using Cryptography to Protect Secure Computing Environments.